Exhibit 10.2

SOLEIL CAPITAL L.P.

TERMINATION OF SHARE PURCHASE AGREEMENT

THIS TERMINATION OF SHARE PURCHASE AGREEMENT (the “Termination Agreement”) is entered into as of August 18, 2015, by and among SOLEIL CAPITAL, L.P., a Delaware limited partnership (“Soleil LP” or the “Company”), SOLEIL CAPITAL MANAGEMENT LLC, a Delaware limited liability company (“Soleil Management”), and Greg Pan, a natural person (the “Purchaser).

RECITALS

WHEREAS, the Company, Soleil Management and the Purchaser entered into a Share Purchase Agreement, dated June 1, 2015 (the “Share Purchase Agreement”), which gives Purchaser the right to purchase shares of the Company’s Common Units representing limited partnership interests in the Company;

WHEREAS, the Share Purchase Agreement may be terminated upon the written agreement of the Company, Soleil Management and the Purchaser; and

WHEREAS, the Company, Soleil Management and the Purchaser desire to terminate the Share Purchase Agreement immediately.

AGREEMENT

In consideration of the mutual promises made in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Soleil Management and the Purchaser hereby agree as follows:

1. TERMINATION OF SHARE PURCHASE AGREEMENT.

1.1 With effect from the date hereof, the obligations of each of the Company, Soleil Management and the Purchaser under, in relation to or in respect of the Share Purchase Agreement shall terminate and shall be of no force and effect and no party thereto shall have any further rights or claims against, or obligations to, the other in respect thereof and their respective liabilities and obligations shall be irrevocably and unconditionally released.

1.2 The Company, Soleil Management and the Purchaser hereby confirm and agree with the termination of the Share Purchase Agreement with effect from the date hereof.

2. MISCELLANEOUS.

2.1 This Termination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Termination Agreement by signing any such counterpart.

Facsimile and any other electronic signature of this Termination Agreement is deemed to constitute an original signature.

2.2 Any amendments or waiver of any provision of this Termination Agreement shall only be effective if made in writing and signed by all parties hereto.

2.3 This Termination Agreement constitutes the entire agreement among the parties hereto about its subject matter and any previous arrangements, understandings and negotiations on that subject are of no effect.

2.4 If any provision of this Termination Agreement is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

2.5 This Termination Agreement is governed by and construed in accordance with the laws of the State of Florida and all parties hereto irrevocably agrees that the courts of the State of Florida are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Termination Agreement and that accordingly, any legal action or proceedings arising out of or in connection with this Termination Agreement may be brought in those courts and all parties hereto irrevocably submits to the exclusive jurisdiction of those courts.

2.6 Except as otherwise provided in this Termination Agreement, this Termination Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company and Soleil Management may assign any of their rights and obligations under this Termination Agreement. No other party to this Termination Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Termination Agreement, except with the prior written consent of the Company and Soleil Management.

2.7 This Termination Agreement is the result of negotiations among and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Termination Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

2.8 The Company may, in its sole discretion, decide to deliver any documents related to this Termination Agreement or any notices required by applicable law or the Company’s Certificate of Limited Partnership or Agreement of Limited Partnership by email or any other electronic means.

2.9 WAIVER OF CONFLICT OF INTEREST. EACH PARTY TO THIS TERMINATION AGREEMENT WILL BEAR THE EXPENSES INCURRED BY EACH OR ON EACH'S BEHALF IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS TERMINATION AGREEMENT. THE PARTIES (i) ACKNOWLEDGE THAT THE LEGAL & COMPLIANCE, LLC HAS AT VARIOUS

TIMES REPRESENTED THE COMPANY AND CERTAIN OF ITS PRINCIPALS; (ii) AGREE THAT IN THIS TRANSACTION LEGAL & COMPLIANCE, LLC REPRESENTS THE COMPANY AND NOT ANY MEMBERS; (iii) AGREE THAT IN THIS TRANSACTION ALL OF THE PARTIES HAVE BEEN FULLY ADVISED OF AND UNDERSTAND SUCH CONFLICT; (iv) ACKNOWLEDGE HAVING BEEN ADVISED BY THE FIRM TO ENGAGE INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOICE AND HAVE EITHER DONE SO OR HAVE ELECTED NOT TO RETAIN SUCH COUNSEL; AND (v) WAIVE ANY AND ALL CONFLICTS OF INTEREST ARISING HERUNDER AND ALL OF ITS RAMIFICATIONS.

2.10 Legal Representation. Although the parties to this Termination Agreement have requested the law firm of Legal & Compliance, LLC (the “Firm”) to prepare this Termination Agreement, the Firm is representing only the Company. Soleil Management and the Purchaser have been advised and given the opportunity to obtain legal counsel and representation of their own choice, and have either done so, or knowingly and voluntarily declined to do so.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement effective as of the date first written above.

COMPANY AND SOLEIL MANAGEMENT:

SOLEIL CAPITAL L.P.,

a Florida corporation

By: SOLEIL CAPITAL MANAGEMENT LLC,

its General Partner

By: /s/ Kevin Frija

Print Name: Kevin Frija

Title: Manager

PURCHASER:

GREG PAN

By: /s/ Greg Pan

Print Name: Greg Pan

a natural person